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                                                                  EXHIBIT 99.177

YENDT, JOHN
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FROM:             Yendt, John
SENT:             Tuesday, March 21, 2000 04:23 PM
TO:               Thibodeaux, Paul
SUBJECT:          RE: What do you think?

Paul,

I read through both (not every word in the big one) and I have some idea of what's going on. The big document details the scheduling system. What is the scope of the project (it was a little vague), does it include developing the Trading System as well? If so, I don't have a document on that. How about we talk later tonight. What are you doing around 2230EST tonight? Can I call you or do you want to call me? I plan to logon for a few minutes tonight, so if you get a busy signal, page me.

Or, you can call me right now if you want. I'm leaving around 1830EST.

John

----- Original Message -----
From: Thibodeaux, Paul
Sent: Tuesday, March 21, 2000 15:44
To: Yendt, John
Subject: What do you think?

What are your thoughts after reviewing the specs?



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